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Exhibit 23

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-13175, 333-13173, 333-59832, 333-70710 and 333-114958) and on Form S-3 (No. 333-169375) of Harsco Corporation of our report dated February 28, 2012 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
February 28, 2012

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  Exhibit 23
Consent of Independent Registered Public Accounting Firm